As filed with the Securities and Exchange Commission on July 9, 2002
                                                      Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            Core Bond Products LLC
            (Exact name of registrant as specified in its charter)

               Delaware                                6189                        Applied For
     (State or other jurisdiction          (Primary standard industrial          (I.R.S. Employer
  of incorporation or organization)        classification code number)        Identification Number)

                       Bank of America Corporate Center
                        Charlotte, North Carolina 28255
                                (888) 279-3457


 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             Paul J. Polking, Esq.
                 Executive Vice President and General Counsel
                          Bank of America Corporation
                       Bank of America Corporate Center
                        Charlotte, North Carolina 28255
                                (704) 386-5000

 (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                  Copies to:

                           Edward F. Petrosky, Esq.
                             Samir A. Gandhi, Esq.
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019
                                (212) 839-5300

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is post-effective amendment filed pursuant to Rule 462(d) under that Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================ =============== =============== ============== ===============
                                                                                    Proposed       Proposed
                                                                                    Maximum         Maximum
                                                                                    Offering       Aggregate      Amount of
                                                                  Amount to be     Price Per       Offering      Registration
          Title of Each Class of Securities to be Registered       Registered     Certificate*      Price*           Fee
---------------------------------------------------------------- --------------- --------------- -------------- ---------------
Pass-Through Certificates, Series 2002-1 .......................   $1,000,000         100%        $1,000,000        $92.00
================================================================ =============== =============== ============== ===============

     * Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.



                             Subject to Completion
                   Preliminary Prospectus dated July 9, 2002

PROSPECTUS

                                      $o
                       Core Investment Grade Bond Trust

                   Pass-Through Certificates, Series 2002-1



               The trust:

               o will be formed pursuant to a trust agreement among Core Bond Products LLC, as depositor, The Bank of New York, as trustee, and Banc of America Securities LLC, as administrative agent, for the purpose of issuing the certificates; and

               o will issue and sell a single class of certificates to investors.

               The certificates:

               o will represent undivided beneficial interests in the assets of the trust, which will consist solely of:

                    o the senior debt securities of companies that are subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934 or senior debt securities of U.S. companies that are not required to register the public offering and sale of their securities under the Securities Act of 1933, each as specified in this prospectus; and

                    o    any payments on those securities;

               o will entitle each holder to receive a pro rata share (after payment of trust expenses) of:

                    o interest payments received by the trustee with respect to the underlying debt securities payable on
                         o and o of each year, beginning o;

                    o principal and any premium and interest payments received by the trustee with respect to the underlying debt securities on their stated maturity date on o or any earlier redemption date; and

                    o any underlying debt securities or, upon the election of any certificate holder, the net proceeds from the sale of those underlying debt securities, in the event those underlying debt securities are removed from the assets of the trust under the circumstances described in this prospectus;

               o will initially have a distribution rate, after payment of trust expenses, of o% per year; and

               o will not represent an obligation of the depositor, the trustee or any other entity.

You should review the information in the section entitled "Risk Factors" beginning on page 9 of this prospectus prior to making a decision to invest in the certificates.



                    Initial
                   Aggregate        Initial
 Pass-Through     Principal      Distribution    Final Scheduled     Price to
 Certificates      Balance           Rate       Distribution Date   Public/1/
-------------------------------------------------------------------------------

Series 2002-1....   $o                o%              o                 $o
---------
/1/ Plus accrued distribution amounts, if any, from o, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Application has been made to list the certificates on the Irish Stock
Exchange.

The underwriter expects to deliver the certificates to investors in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, on or about o.

                        Banc of America Securities LLC

                       The date of this prospectus is o.

                               Table of Contents

Summary..................................................................4
Risk Factors.............................................................9
The Depositor...........................................................11
Formation of the Trust..................................................11
Use of Proceeds.........................................................11
Description of the Underlying Debt Securities...........................11
Description of the Certificates.........................................14
Description of the Trust Agreement......................................21
Material U.S. Federal Income Tax Consequences...........................25
Certain ERISA Considerations............................................29
Underwriting............................................................32
Listing and General Information.........................................33
Ratings.................................................................33
Legal Matters...........................................................33
Where You Can Find More Information.....................................33

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

         In connection with making a decision to invest in the certificates, you should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither the depositor nor the underwriter is making an offer to sell the certificates or soliciting an offer to buy the certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

         The depositor accepts responsibility for the information in this prospectus. To the knowledge of the depositor, the information in this prospectus is accurate and complete in all material respects as of the date on the front cover of this prospectus. The underwriter makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this prospectus.

         The certificates may not be sold in Ireland or made available to Irish residents.

         This prospectus does not provide any information with respect to any of the underlying debt securities, other than certain summary information, or with respect to any related issuer. You are urged to undertake your own investigation of these and other matters relating to the underlying debt securities and the related issuers. You will be provided with the prospectuses or other offering documents relating to the offering and sale of the underlying debt securities of each related issuer. However, information that is included or incorporated by reference in those prospectuses or other offering documents is not, and shall not be deemed to be, a part of this prospectus in any respect. In connection with the offering of the certificates, none of the depositor, the underwriter (in its capacity as underwriter of the certificates), the trustee, the administrative agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any of the information that is included or incorporated by reference in those prospectuses or other offering documents.

         Neither the depositor nor the underwriter is making any representation to you regarding the legality of your investment in the certificates under any legal investment or similar laws or regulations. No information in this prospectus should be construed as legal, business or tax advice to you. Instead, you should consult your own attorneys, business advisors and tax advisors for legal, business and tax advice regarding a decision to invest in the certificates.

                                    SUMMARY

         This summary highlights certain of the material terms of the certificates being issued by the trust and of the underlying debt securities of the related issuers. It does not contain all of the information that you need to consider in making a decision to invest in the certificates. As a result, you should carefully read this prospectus in full.

The Trust...........................    Core Bond Products LLC, as depositor,
                                        The Bank of New York, as trustee, and
                                        Banc of America Securities LLC, as
                                        administrative agent, will form the
                                        Core Investment Grade Bond Trust.

Securities Offered..................... Pass-Through Certificates, Series
                                        2002-1, of the Trust.

                                        The certificates will be issued by the
                                        trust pursuant to the trust agreement
                                        and will represent, in the aggregate,
                                        the entire undivided beneficial
                                        ownership interest in the assets of
                                        the trust, which will consist solely
                                        of (a) the senior debt securities of
                                        companies, which we refer to herein as
                                        "reporting companies," that are
                                        subject to the periodic informational
                                        reporting requirements of the
                                        Securities Exchange Act of 1934, as
                                        amended (the "Exchange Act"), or of
                                        U.S. companies, which we refer to
                                        herein as "exempted companies," that
                                        are not required to register the
                                        public offering and sale of their
                                        securities under the Securities Act of
                                        1933, as amended (the "Securities
                                        Act"), as specified under "Description
                                        of the Underlying Debt
                                        Securities--Composition", and (b) any
                                        payments on or with respect to those
                                        senior debt securities. The aggregate
                                        principal balance of the certificates
                                        will at all times equal the aggregate
                                        outstanding principal amount of the
                                        underlying debt securities which then
                                        constitute the assets of the trust.
                                        The certificates will not constitute
                                        an obligation of the depositor, the
                                        trustee or any other entity.

Initial Aggregate Principal  Balance
of Certificates.......................  $o .

Issue Date of Certificates............    o, 2002.

Final Scheduled Distribution Date of
Certificates..........................     o.

Depositor.............................  Core Bond Products LLC, a wholly-owned limited purpose subsidiary of
                                        NationsBanc Montgomery Holdings
                                        Corporation and an affiliate of Banc
                                        of America Securities LLC, the
                                        underwriter and the administrative
                                        agent.

Trustee...............................  The Bank of New York, as trustee for the holders of the certificates.

Administrative Agent..................  Banc of America Securities LLC.

Deposited Assets......................  The assets of the trust will include the senior debt securities, which we
                                        refer to herein as the "underlying
                                        debt securities," of the reporting
                                        companies or exempted companies that
                                        are specified under "Description of
                                        the Underlying Debt
                                        Securities--Composition." See
                                        "Description of the
                                        Certificates--Removal of Underlying
                                        Debt Securities" and "--Optional
                                        Redemption of Underlying Debt
                                        Securities" for a discussion of the
                                        circumstances under which underlying
                                        debt securities may be removed from
                                        the assets of the trust or redeemed at
                                        the option of the related issuers, as
                                        applicable.

Underlying Debt Securities............  The underlying debt securities will initially have an aggregate principal
                                        amount of $o. Each of the underlying
                                        debt securities, other than the
                                        underlying debt securities issued by
                                        exempted companies, will have been
                                        previously registered for sale by the
                                        related issuer under the Securities
                                        Act. The stated maturity date of the
                                        underlying debt securities will be o,
                                        although certain of the underlying
                                        debt securities will be redeemable
                                        prior to their stated maturity at the
                                        option of the related issuer at the
                                        redemption price applicable to those
                                        underlying debt securities. The
                                        underlying debt securities will
                                        require each related issuer to make
                                        interest payments on o and o of each
                                        year, beginning o, subject to the
                                        business day conventions for those
                                        underlying debt securities, and will
                                        initially have a weighted average
                                        interest rate of o% per year.

                                        Each of the underlying debt securities
                                        will be a senior unsecured obligation
                                        of the related issuer and will rank
                                        equally with all other senior
                                        unsecured indebtedness of that issuer
                                        and effectively junior to the secured
                                        obligations of that issuer (to the
                                        extent of the collateral) and to all
                                        obligations and preferred stock of
                                        that issuer's subsidiaries.

                                        As of the issue date of the
                                        certificates, the following
                                        information is expected to apply to
                                        the overall composition of the
                                        underlying debt securities:

                                        Number of issuers:.................o
                                        Aggregate principal amount:.......$o
                                        Average principal amount:.........$o
                                        Largest principal amount:.........$o
                                        Weighted average interest
                                              rate:................o% per year

Removal of Underlying Debt Securities.  If (a) the rating of any underlyin debt security is downgraded below
                                        "BBB-" by Standard & Poor's Ratings
                                        Services, or "S&P", or "Baa3" by
                                        Moody's Investors Service, Inc., or
                                        "Moody's", or is withdrawn by either
                                        S&P or Moody's, which we refer to
                                        herein collectively as a "downgrade
                                        event", (b) a related issuer that is a
                                        reporting company discontinues filing
                                        periodic reports required under the
                                        Exchange Act and the obligations of
                                        that related issuer are not
                                        unconditionally guaranteed or assumed
                                        by a reporting company, which we refer
                                        to herein as a "non-filing event", or
                                        (c) the trustee receives written notice
                                        that an event of default has occurred
                                        with respect to any underlying debt
                                        securities, which we refer to herein
                                        as a "default event", then the
                                        trustee, upon receipt of actual
                                        knowledge of such event, will remove
                                        the related underlying debt securities
                                        from the assets of the trust and,
                                        subject to the following sentence,
                                        will distribute them to the
                                        certificate holders on a pro rata
                                        basis. If, however, (1) it is
                                        impracticable to distribute those
                                        underlying debt securities to
                                        certificate holders or (2) an
                                        individual certificate holder elects
                                        to sell its pro rata share of those
                                        underlying debt securities, the
                                        trustee will deliver those underlying
                                        debt securities to the administrative
                                        agent. The administrative agent will
                                        then use its reasonable efforts to
                                        sell all of those underlying debt
                                        securities and will deliver the gross
                                        proceeds received from that sale to
                                        the trustee for distribution to
                                        certificateholders, in the case of
                                        clause (1), or will use its reasonable
                                        efforts to sell each such certificate
                                        holder's pro rata share of those
                                        underlying debt securities and will
                                        deliver the net proceeds received from
                                        each of those sales to the
                                        trustee for distribution to the
                                        applicable certificate holders, in the
                                        case of clause (2). If the trustee
                                        cannot distribute underlying debt
                                        securities that are to be distributed
                                        to certificate holders because of the
                                        failure to satisfy the minimum
                                        authorized denomination requirements
                                        of those underlying debt securities,
                                        it will deliver those underlying debt
                                        securities to the administrative agent
                                        for sale on behalf of the related
                                        certificate holders. Upon sale, the
                                        administrative agent will promptly
                                        deliver the gross proceeds to the
                                        trustee for distribution to the
                                        related certificate holders. For
                                        information on the sale procedures
                                        applicable to underlying debt
                                        securities, see "Description of the
                                        Certificates - Sale Procedures."

                                        Each certificate holder's aggregate
                                        principal balance will be reduced in
                                        an amount equal to its pro rata share
                                        of the principal amount of the
                                        underlying debt securities that are
                                        being removed from the assets of the
                                        trust upon the occurrence of a
                                        downgrade event, a non-filing event or
                                        a default event, each of which we
                                        refer to herein as a "removal event."

Scheduled Interest Distributions......  On each business day on which the trustee receives scheduled payments of
                                        interest on the underlying debt
                                        securities, which we refer to herein
                                        collectively as "interest distribution
                                        dates", each certificate holder will
                                        be entitled to receive, to the extent
                                        received by the trustee and after
                                        payment of trust expenses, a pro rata
                                        share of those interest payments.
                                        Interest will be payable semiannually
                                        in arrears on the underlying debt
                                        securities on o and o of each year,
                                        beginning o, subject to the business
                                        day conventions of those underlying
                                        debt securities. The certificates will
                                        initially have a distribution rate,
                                        after payment of trust expenses, of o%
                                        per year.

Scheduled Principal Distributions.....  Upon the stated maturity of the underlying debt securities on o, which
                                        we refer to herein as the "final
                                        scheduled distribution date," unless
                                        redeemed prior to that date in
                                        accordance with their terms or removed
                                        from the assets of the trust upon the
                                        occurrence of a removal event, each
                                        certificate holder will be entitled to
                                        receive a pro rata share, to the
                                        extent received by the trustee, of any
                                        payment of principal and any premium
                                        and interest with respect to those
                                        underlying debt securities.

                                        Each certificate holder's aggregate
                                        principal balance will be reduced in
                                        an amount equal to its pro rata share
                                        of the principal amount of the
                                        underlying debt securities that are
                                        maturing on the final scheduled
                                        distribution date.

Special Distributions................   If the trustee receives a payment with
                                        respect to any underlying debt
                                        securities (a) after the date on which
                                        that payment was due or (b) as a
                                        result of the optional redemption of
                                        those underlying debt securities prior
                                        to their stated maturity on o, the
                                        trustee will make a special pro rata
                                        distribution of such payment to the
                                        certificate holders on the business
                                        day following receipt of such payment,
                                        which we refer to herein as a "special
                                        distribution date". In the case of
                                        clause (b), each certificate holder's
                                        aggregate principal balance will be
                                        reduced in an amount equal to its pro
                                        rata share of the principal amount of
                                        the underlying debt securities that
                                        are being redeemed.

Record Dates.........................   Distributions on the certificates on
                                        an interest distribution date other
                                        than the final scheduled distribution
                                        date will be made to holders as of
                                        the "record date" for that interest
                                        distribution date, which will be the
                                        15th calendar day (whether or not a
                                        business day) immediately preceding
                                        that interest distribution date, while
                                        distributions on the certificates on a
                                        special distribution date resulting
                                        from the failure of the related issuer
                                        of any underlying debt securities to
                                        make a required payment on their due
                                        date will be made to holders as of the
                                        "record date" for that special
                                        distribution date, which will be the
                                        calendar day (whether or not a
                                        business day) immediately preceding
                                        that special distribution date.
                                        Distributions on the certificates on
                                        the final scheduled distribution date,
                                        on a special distribution date resulting from the optional redemption of underlying debt securities or upon a removal event will be made against presentation and surrender of those certificates.

Trust Expenses.......................   On each interest distribution date,
                                        the trustee will designate as trust
                                        expenses an amount equal to the
                                        product of (i) the aggregate principal
                                        balance of the outstanding
                                        certificates on the business day
                                        immediately preceding that interest
                                        distribution date and (ii) o%. In the
                                        event that actual trust expenses
                                        exceed the amounts designated as trust
                                        expenses by the trustee in accordance
                                        with the preceding sentence, certain
                                        excess trust expenses shall be paid by
                                        the depositor, which amounts shall be
                                        reimbursed by Bank of America
                                        Corporation. Trust expenses payable by
                                        certificate holders will be allocated
                                        on a pro rata basis among certificate
                                        holders and deducted from each
                                        certificate holder's allocable share
                                        of interest collections received by
                                        the trustee on the applicable interest
                                        distribution date.

Termination of the Trust.............   The trust will terminate upon the
                                        final distribution to certificate
                                        holders of all amounts due on the
                                        underlying debt securities by the
                                        related issuers.

Form and Denomination...................The certificates will be represented by global certificates deposited with
                                        the trustee as custodian for The
                                        Depository Trust Company, or "DTC,"
                                        and registered in the name of Cede &
                                        Co. or another nominee designated by
                                        DTC. The certificates will be issued
                                        and delivered in book-entry only form
                                        through the facilities of DTC for the
                                        accounts of its participants,
                                        including Euroclear Bank S.A./N.V., as
                                        operator of the Euroclear System, or
                                        "Euroclear," and Clearstream Banking,
                                        societe anonyme, or "Clearstream
                                        Luxembourg", except in limited
                                        circumstances.

                                        The certificates will be denominated
                                        in, and distributions on the
                                        certificates will be payable in, U.S.
                                        dollars. The certificates will be
                                        issued in minimum denominations of
                                        $1,000.

Listing..............................   Application has been made to list the
                                        certificates on the Irish Stock
                                        Exchange.

Absence of Market for the
Certificates.........................   The certificates will be a new issue
                                        of securities for which currently
                                        there is no market. Although
                                        application has been made to list the
                                        certificates on the Irish Stock
                                        Exchange, there can be no assurance
                                        that this listing will be granted. In
                                        addition, there can be no assurance
                                        that any trading market for the
                                        certificates will develop or be liquid
                                        or maintained. Although the
                                        underwriter has indicated that it
                                        intends to make a market in the
                                        certificates in a manner permitted
                                        under applicable securities laws, the
                                        underwriter is not obligated to do so,
                                        and any such market-making activity
                                        may be discontinued at any time
                                        without notice to holders of the
                                        certificates.

Material U.S. Federal Income
Tax Consequences.....................   In the opinion of Sidley Austin Brown
                                        & Wood LLP, tax counsel to the trust,
                                        the trust will not be classified as a
                                        corporation or publicly traded
                                        partnership taxable as a corporation
                                        for U.S. federal income tax purposes.
                                        The trust intends to take the position
                                        that it is a grantor trust for U.S.
                                        federal income tax purposes (although
                                        no assurance can be given in that
                                        regard) and, consequently, each holder
                                        or beneficial owner of a certificate
                                        will be treated for U.S. federal
                                        income tax purposes as the owner of a
                                        pro rata undivided interest in the
                                        underlying debt securities.

ERISA Considerations.................   An investor in the certificates that
                                        is an employee benefit plan subject to
                                        the Employee Retirement Income
                                        Security Act of 1974, as amended
                                        ("ERISA"), including an individual
                                        retirement account, should consult its
                                        advisors concerning the ability of
                                        such plan to purchase certificates
                                        under ERISA or the Internal Revenue
                                        Code of 1986, as amended.

Ratings..............................   Upon issuance, the certificates are
                                        expected to be rated "o" by Moody's,
                                        "o" by S&P and "o" by Fitch, Inc., or
                                        "Fitch". A rating of the certificates
                                        is not a recommendation to purchase,
                                        hold or sell them. In addition, there
                                        can be no assurance that a rating of
                                        the certificates will remain for any
                                        given period of time or that a rating
                                        will not be downgraded or withdrawn
                                        entirely by a rating agency if, in its
                                        judgment, circumstances in the future
                                        so warrant.

Risk Factors.........................   See "Risk Factors" for a discussion of
                                        the factors you should carefully
                                        consider prior to making a decision to
                                        invest in the certificates.

         This prospectus does not provide any information with respect to any of the underlying debt securities, other than certain summary information, or with respect to any related issuer. You are urged to undertake your own investigation of these and other matters relating to the underlying debt securities and the related issuers. You will be provided with the prospectuses relating to the offering and sale of the underlying debt securities of each related issuer. However, the information included or incorporated by reference in those prospectuses or other offering documents is not, and shall not be deemed to be, a part of this prospectus in any respect. In connection with the offering of the certificates, none of the depositor, the underwriter (in its capacity as underwriter of the certificates), the trustee, the administrative agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any of the information included or incorporated by reference in those prospectuses or other offering documents.

                                 RISK FACTORS

None of the depositor, the underwriter, the trustee or the administrative agent has made any due diligence investigation of the underlying debt securities or the related issuers.

         In connection with the offering of the certificates, none of the depositor, the underwriter (in its capacity as underwriter of the certificates), the trustee or the administrative agent has (a) made, or will make, any due diligence investigation of the business, prospects, financial condition or results of operations of the related issuers of the underlying debt securities or (b) has verified, or will verify, any information included or incorporated by reference in the prospectuses or other offering documents relating to the offering and sale of the underlying debt securities by the related issuers to the depositor or to any reports or information filed by the related issuers with the SEC or otherwise made available to the public. Accordingly, the offer and sale of the certificates should not be construed as an endorsement by the depositor, the underwriter (in its capacity as underwriter of the certificates), the trustee or the administrative agent of the business, prospects, financial condition or the results of operations of the related issuers or the disclosure in the prospectuses or other offering documents relating to the offering and sale of the underlying debt securities by the related issuers to the depositor or in the related issuers' public reports filed under the Exchange Act or otherwise made available or as a recommendation to invest directly in any underlying debt securities.

Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The performance of the underlying debt securities will affect the value of your investment in the certificates and you will not receive full distributions if any of the related issuers fails to make any required payment on the underlying debt securities.

         Your certificates will represent an undivided beneficial interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The trust will not have any assets other than the underlying debt securities of the related issuers and no other assets will be available to make payments or distributions with respect to your certificates. Furthermore, the payments made by the related issuers on the underlying debt securities will be the only source of payment for your certificates. These issuers are subject to laws permitting bankruptcy, moratorium, reorganization and other actions that may delay, limit or eliminate the obligations under their underlying debt securities. Financial difficulties experienced by an issuer, whether resulting from adverse business conditions, such as economic factors and increased market competition, or otherwise, could also cause delays in payment, partial payment or nonpayment of its underlying debt securities. These laws or financial difficulties will have a similar impact on distributions with respect to your certificates. No entity will be obligated to make any payments or distributions with respect to your certificates if any of the related issuers fails to make any required payment on the underlying debt securities. Upon a related issuer's failure to make a required payment on its underlying debt securities, you will not receive full distributions on your certificates.

Each underlying debt security will be a senior unsecured obligation of the related issuer and will effectively rank junior to that related issuer's secured obligations and to all of the obligations and preferred stock of that related issuer's subsidiaries.

         Each of the underlying debt securities will be a senior unsecured obligation of the related issuer and will rank equally with all other senior unsecured indebtedness of that related issuer. In a liquidation or bankruptcy proceeding of the related issuer of any underlying debt securities, the trust will receive payments, if any, only after all of that related issuer's secured obligations (to the extent of the collateral) have first been paid. In a liquidation or bankruptcy proceeding of a related issuer's subsidiary, the trust will receive payments, if any, only after all of that subsidiary's obligations, whether secured or unsecured, and preferred stock have first been paid. This is especially significant in the case of issuers of underlying debt securities that are holding companies.

If a removal event occurs, then the trustee, upon receipt of actual knowledge of such event, will distribute the related underlying debt securities to certificate holders or, upon election by each individual certificate holder, the trustee will deliver the related underlying debt securities to the administrative agent for sale and, upon the receipt of the net proceeds from that sale, the trustee will distribute the net proceeds to the electing certificate holders on a pro rata basis. A distribution or sale in these circumstances may result in a loss on your investment in the certificates.

         If (a) the rating of any of the underlying debt securities is withdrawn or downgraded below "BBB-" by S&P or "Baa3" by Moody's, (b) any related issuer that is a reporting company discontinues filing periodic reports required under the Exchange Act and the obligations of such related issuer are not guaranteed or assumed by a reporting company or (c) the trustee receives written notice that an event of default has occurred with respect to any underlying debt securities, then the trustee, upon receipt of actual knowledge of such event, will remove such underlying debt securities from the assets of the trust and, subject to the next sentence, will distribute them to the certificate holders on a pro rata basis. If, however, (1) it is impracticable to distribute those underlying debt securities to certificate holders or (2) an individual certificate holder elects to sell its pro rata share of those underlying debt securities, the trustee will deliver those underlying debt securities to the administrative agent. The administrative agent will then use its reasonable efforts to sell all of those underlying debt securities and will deliver the gross proceeds received from that sale to the trustee for distribution to the certificate holders, in the case of clause
(1), or will use its reasonable efforts to sell each such certificate holder's pro rata share of those underlying debt securities and will deliver the net proceeds received from each of those sales to the trustee for distribution to the applicable certificate holders, in the case of clause (2). The value of the underlying debt securities so distributed or the sale proceeds so received may be less than the corresponding pro rata reduction in each certificate holder's aggregate principal balance, especially in light of the circumstances causing that distribution or sale, which may result in a loss on your investment in the certificates. In addition, any sale of underlying debt securities upon the occurrence of a removal event would adversely affect a certificate holder if prevailing interest rates have declined and reinvestment of the sale proceeds at or above the then applicable weighted average distribution rate on the certificates is not possible.

A ratings downgrade or withdrawal is likely to reduce the market value of the certificates.

         Upon issuance, the certificates are expected to be rated "o" by Moody's, "o" by S&P and "o" by Fitch. A rating of the certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the certificates or their suitability for a particular investor. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the ratings of the underlying debt securities) so warrant. A downgrade or withdrawal of a rating by a rating agency is likely to have an adverse effect on the market value of the certificates, which effect could be material.

The trust will not actively manage the underlying debt securities to avoid adverse events.

         The trust will not dispose of any underlying debt securities, regardless of adverse events, financial or otherwise, that may affect the value of the underlying debt securities of any related issuer, except through the trustee as required upon the occurrence of a removal event.

You have limited voting rights.

         The trust agreement governing the terms of your certificates may be amended by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. For example, the trust agreement may be amended in a way that materially and adversely affects your certificates if holders of a majority of the aggregate principal balance of the outstanding certificates consent to such amendment. See "Description of the Trust Agreement - Amendment." Similarly, the holders of a majority of the aggregate principal balance of the outstanding certificates may direct the trustee to take certain actions with respect to the underlying debt securities without your consent. See "Description of the Trust Agreement - Voting of Underlying Debt Securities."

There is no existing public market for the certificates.

         There is no existing market for the certificates and there can be no assurance as to:

          o the development, liquidity or maintenance of any trading market for the certificates;

          o the ability of the holders to sell the certificates at the desired time or at all; or

          o the price, if any, at which holders of the certificates will be able to sell their certificates.

         In addition, application has been made to list the certificates on the Irish Stock Exchange. However, no assurance can be given that any such listing will be granted.

         Future trading prices of the certificates will depend on many factors, including, among others, prevailing interest rates, the business, prospects, financial condition and results of operations of the related issuers of the underlying debt securities and the market for similar securities. The underwriter has indicated that it intends to make a market in the certificates. However, the underwriter is not obligated to do so and any such market-making activity may be discontinued at any time without notice to the holders of the certificates. In addition, such market making activity will be subject to the limits of applicable securities laws, including the Securities Act.

                                 THE DEPOSITOR

         Core Bond Products LLC has been formed as a limited liability company under the laws of the State of Delaware and is a wholly-owned limited purpose subsidiary of NationsBanc Montgomery Holdings Corporation, which is a wholly-owned subsidiary of Bank of America Corporation and an affiliate of Banc of America Securities LLC, the underwriter and the administrative agent. The depositor will not engage in any business or activities other than creating the trust for the purpose of issuing and selling the certificates, acquiring, owning, holding and transferring assets (including the underlying debt securities) in connection with the creation of the trust and engaging in related activities. The depositor does not possess any assets and is not expected to acquire any assets other than the underlying debt securities to be transferred to the trust.

         The principal executive office of the depositor is located at Bank of America Corporate Center, Charlotte, North Carolina 28255 (Telephone: (888) 279-3457).

                            FORMATION OF THE TRUST

         The trust will be a New York common law trust formed pursuant to a trust agreement among the depositor, the trustee and the administrative agent. On the issue date of the certificates, the depositor will deposit the underlying debt securities of the related issuers in the trust. The trustee, on behalf of the trust, will hold legal title to the underlying debt securities and will deliver the certificates in accordance with the instructions of the depositor. The trustee will establish a separate account to hold payments on the underlying debt securities and any other funds or other property of the trust. The trustee will be entitled to a fee for its services.

         The trustee will make payments or distributions with respect to the certificates only out of the proceeds of the trust assets available therefor. None of the depositor, the underwriter, the trustee or any other entity will have any obligation to make any payments or distributions with respect to the certificates.

                                USE OF PROCEEDS

         The proceeds from the sale of the certificates are expected to be approximately $o. We will use all of the proceeds from the sale of the certificates to purchase the underlying debt securities of the issuers referred to in this prospectus.

                 DESCRIPTION OF THE UNDERLYING DEBT SECURITIES

General

         This prospectus sets forth limited information with respect to the underlying debt securities of the related issuers since it relates only to the certificates offered hereby. As a result, prospective purchasers of the certificates are urged to undertake their own investigation with respect to the actual terms of the underlying debt securities, including any rights arising thereunder, and the business, prospects, financial condition and results of operations of the related issuers.

         The trust will not have any assets other than the underlying debt securities from which to make distributions on the certificates. Consequently, the ability of certificate holders to receive distributions with respect to the certificates will depend entirely on the trust's receipt of payments on the underlying debt securities from the related issuers. Prospective purchasers of the certificates should consider carefully the business, prospects, financial condition and results of operations of the issuers of the underlying debt securities, and their respective abilities to make payments with respect to their underlying debt securities.

         Relevant information is included or incorporated by reference in the prospectuses or other offering documents of the related issuers relating to the offering and sale of the underlying debt securities. These prospectuses and other offering documents will be delivered to certificate holders, although the information included or incorporated by reference therein is not a part of this prospectus in any respect. In connection with the offering of the certificates, none of the depositor, the underwriter (in its capacity as underwriter of the certificates), the trustee or the administrative agent has made a due diligence investigation of, or verified the accuracy or completeness of, such information or is making a recommendation to invest directly in any underlying debt securities. There can be no assurance that material events affecting issuers of underlying debt securities have not occurred or have not yet been disclosed which would affect the accuracy or completeness of the information in the prospectuses or other offering documents or in the related issuers' public reports filed under the Exchange Act or otherwise made available.

Composition

         As of the issue date of the certificates, the following information is expected to apply to the underlying debt securities of the individual related issuers:


                                                                % of
                                                               Aggregate
                                                   Principal   Principal   Maturity    Moody's      S&P
  CUSIP              Issuer              Coupon     Amount      Amount      Date       Rating     Rating
---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------
---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------

---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------
---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------

---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------
---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------

---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------
---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------

---------- ---------------------------- --------- ----------- ----------- ---------- ----------- ---------


         As of the issue date of the certificates, the following information is expected to apply to the overall composition of the underlying debt securities:

Number of issuers:.....................................     o
Aggregate principal amount:............................     $o
Average principal amount:..............................     $o
Largest principal amount:..............................     $o
Weighted average interest rate:........................     o% per year

Terms

         Interest on each of the underlying debt securities will be payable semiannually in arrears on each o, and o of each year, beginning o, subject to the business day conventions for those underlying debt securities. Each of the underlying debt securities will mature on o. However, certain of the related issuers of the underlying debt securities will have the right to redeem the related underlying debt securities at any time prior to their stated maturity at the redemption price applicable to those underlying debt securities. Except for limited circumstances in which underlying debt securities of non-U.S. reporting companies may be redeemed at par upon the occurrence of certain tax withholding events, all redemption prices for underlying debt securities that are subject to redemption at the option of the related issuers will include a customary make-whole premium.

         Each of the underlying debt securities will be a senior unsecured obligation of the related issuer and will rank equally with all other senior unsecured indebtedness of that related issuer. However, the underlying debt securities will effectively rank junior to that related issuer's secured obligations (to the extent of the collateral) and to all obligations and preferred stock of that related issuer's subsidiaries. See "Risk Factors - Each underlying debt security will be a senior unsecured obligation of the related issuer and will effectively rank junior to that related issuer's secured obligations and to all of the obligations and preferred stock of that related issuer's subsidiaries."

         Each of the underlying debt securities will be issued pursuant to an indenture between the related issuer and a trustee except underlying debt securities issued by an exempted company. Each underlying debt security indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Therefore, the trustee, as holder of the underlying debt securities issued pursuant to an indenture that is qualified under the Trust Indenture Act, will be entitled to the protection afforded by the Trust Indenture Act.

         Investment grade debt securities such as the underlying debt securities generally do not contain significant restrictive covenants on their issuers. As a result, holders of the underlying debt securities generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to the interests of holders of their underlying debt securities.

         Indentures for corporate debt securities generally provide that any one of a number of specified events, including nonpayment of principal, premium, if any, or interest, will constitute an event of default with respect to the debt securities issued under those indentures. Upon the occurrence of an event of default, the trustee for those debt securities will be required to provide written notice thereof to their holders. In addition, that trustee or the holders of at least 25% of the principal amount of the outstanding debt securities generally will have the right to declare the principal of those debt securities to be immediately due and payable, subject to the issuer's right to cure. Indentures also frequently provide that, upon the occurrence of an event of default, that trustee may, and upon the written request of the holders of not less than a specified percentage of the principal amount of the outstanding debt securities, that trustee must, take such action as it may deem appropriate to protect and enforce the rights of the holders of those debt securities. Trustees are often entitled to be indemnified by the security holders prior to proceeding to exercise any right or power under an indenture at the request of those holders. An indenture is also likely to limit a security holder's right to institute legal proceedings to pursue any remedy, other than to enforce payment, unless certain conditions are satisfied.

         The indentures with respect to the underlying debt securities, as well as the governing documentation relating to underlying debt securities of any exempted company, may include some, all or none of the foregoing provisions or variations of these provisions. Prospective investors are urged to review and understand the detailed provisions of such indentures and governing documentation prior to making a decision to invest in the certificates.

Available Information

         Each related issuer of underlying debt securities that is a reporting company is subject to the periodic informational reporting requirements of the Exchange Act and, accordingly, files reports and other information with the SEC. Exempted companies generally publish periodic information statements, although they are not required to do so and may discontinue doing so at any time. You are urged to read all reports, statements and other information filed or otherwise made available by such related issuers. Reports, statements and other information filed with the SEC will be available (a) over the Internet at the SEC website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, and (b) at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities. In addition, certain information will be available at the office of each related issuer of underlying debt securities.

                        DESCRIPTION OF THE CERTIFICATES

General

         The certificates will be issued pursuant to a trust agreement among the depositor, the trustee and the administrative agent. See "Description of the Trust Agreement." The certificates will represent in the aggregate all of the beneficial ownership interests in the assets of the trust, which will consist of (a) the underlying debt securities and (b) all payments on or collections with respect to the underlying debt securities. See "--Removal of Underlying Debt Securities" and "--Optional Redemption of Underlying Debt Securities" for a discussion of the circumstances under which underlying debt securities may be removed from the assets of the trust or redeemed at the option of the related issuers, as applicable. The assets of the trust will be held by the trustee for the benefit of the holders of the certificates.

         The certificates will be denominated in, and distributions on the certificates will be payable in, U.S. dollars. The certificates will be issued in minimum denominations of $1,000.

Nature of the Certificates

         The depositor will arrange for the issuance of the certificates by the trust and will sell the underlying debt securities to the trust in exchange for the proceeds of the issuance of the certificates. The certificates are "pass-through" securities that represent undivided beneficial ownership interests in the assets of the trust. All payments on the underlying debt securities received by the trust, after payment of trust expenses, will be "passed through" to certificate holders.

         The certificates will entitle their holders to receive distributions from payments by the related issuers on the underlying debt securities held by the trust, but only to the extent of such payments if and when made. If any of the related issuers fails to make any required payment on the underlying debt securities held by the trust - for example, if the issuer of an underlying debt security fails to pay what it owes to the trust as a holder of that underlying debt security - then the trust will not be able to distribute any amounts with respect to that payment to the holders of the certificates. All of the certificates will share in payments and losses on the underlying debt securities on a pro rata basis. As used herein with respect to the certificates, the term "pro rata basis", or similar terms, is determined by reference to the respective principal balances of the certificates held by holders.

         Because the certificates will represent beneficial ownership interests in the assets of the trust, and will not be debt instruments that are obligations of the trust or any other entity, they technically will not have a principal amount or bear interest. However, because the distributions on the certificates primarily will represent distributions of principal of and premium, if any, and interest on trust assets that are debt instruments, for convenience, we often refer in this prospectus to distributions that represent a return of an initial investment or a premium on an initial investment as "principal" and to distributions that represent the yield on an investment as "interest," in accordance with customary market practice.

         Affiliates of the depositor or the underwriter may purchase certificates at any time and at any price in the open market or otherwise.

Collections and Distributions

         On each interest distribution date, which is expected to be o and o of each year, beginning o, subject to the business day conventions for the underlying debt securities, each certificate holder will be entitled to receive, to the extent received by the trustee and after payment of trust expenses, a pro rata share of interest payments on the underlying debt securities from the related issuers. If a date on which the trustee receives funds with respect to the underlying debt securities is not a business day, distributions on the certificates will be made on the next succeeding business day without any additional payment. In the context of the certificates, the term "business day" means any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York and, with respect to any act required of, or to be performed through, the paying agent in Ireland, Dublin, Ireland.

         The certificates will initially have a distribution rate, after payment of trust expenses, of o% per year. Each of the underlying debt securities will mature on, and, correspondingly, the payment of 100% of the aggregate principal balances of the outstanding certificates is scheduled to occur on, o, subject to the rights of certain of the issuers of underlying debt securities to redeem their underlying debt securities at any time prior to their stated maturity at the redemption price applicable to those underlying debt securities. Upon (a) the stated maturity or earlier redemption of any underlying debt securities or (b) the occurrence of a removal event resulting in the sale of any underlying debt securities, each certificate holder will be entitled to receive a pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities, in the case of clause (a), or any proceeds received upon the sale of those underlying debt securities, in the case of clause (b). Upon the occurrence of a removal event resulting in the distribution of any underlying debt securities, each certificate holder will be entitled to receive a pro rata share of those underlying debt securities.

         Except as otherwise provided in this prospectus, collections on the underlying debt securities that are received by the trustee will be deposited from time to time into a segregated account maintained or controlled by the trustee for the benefit of the holders of the certificates. On each interest distribution date and the final scheduled distribution date, the trustee will apply those collections in the following order of priority, solely to the extent of Available Funds (as defined below) on such distribution date:

         The interest portion of Available Funds will be paid:

               (a) first, to the trustee, for all trust expenses (See "Description of Trust Agreement-- The Trustee"); and

               (b) second, to the holders of the outstanding certificates, pro rata, in accordance with the principal balances of their certificates.

         The principal portion of Available Funds will be paid to the holders of the outstanding certificates, pro rata, in accordance with the principal balances of their certificates, thereby reducing each certificate holder's aggregate principal balance by an amount equal to the pro rata share of the principal amount of the underlying debt securities that are maturing on the final scheduled distribution date.

         "Available Funds" for any interest distribution date means the sum of all amounts received by the trustee on or with respect to the underlying debt securities from but excluding the previous interest distribution date (or, if none, the issue date of the certificates) to and including that interest distribution date, exclusive of any amounts received by the trustee during that period and distributed on a special distribution date as described in the immediately succeeding paragraph.

         If the trustee receives a payment on any underlying debt securities
(a) after the date on which that payment was due or (b) as a result of the optional redemption of those underlying debt securities prior to their stated maturity on o, then the trustee will make a special pro rata distribution of that payment on the business day following receipt of that payment. No additional amounts will accrue on the certificates or be owed to certificate holders as a result of any delay in payment referred to in clause (a) above; provided, however, that any additional interest owed and paid by the related issuer of those underlying debt securities to the trustee as a result of a delay shall be distributed to the certificate holders on a pro rata basis. See "-- Optional Redemption of Underlying Debt Securities."

         Distributions on the certificates on each interest distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying debt securities to make a required payment on their due date will be made to each certificate holder as of the preceding record date by check mailed to each such certificate holder at its address of record. Principal, premium, interest and other distributions on the certificates on the final scheduled distribution date, on any special distribution date resulting from the optional redemption of underlying debt securities or upon a removal event will be made in immediately available funds against presentation and surrender of those certificates. Notwithstanding the foregoing, distributions on certificates represented by a global certificate will be made to DTC or its nominee, as holder of such global certificate, as described below under "--Book-Entry Issuance".

         All amounts received by the trustee on or with respect to the underlying debt securities that are not able to be distributed to certificate holders on the date of receipt shall be invested by the trustee in eligible investments (as defined below). Income on eligible investments will constitute property of the trust and will be included in Available Funds. As used in this section, "eligible investments" means investments which are consistent with the trust's status as a grantor trust for U.S. federal income tax purposes and acceptable to the applicable rating agencies as being consistent with their ratings of the certificates, as specified in the trust agreement. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day preceding the next distribution date.

Removal of Underlying Debt Securities

         If (a) the rating of any underlying debt securities of the related issuer is withdrawn or downgraded below "BBB-" by S&P or "Baa3" by Moody's,
(b) a related issuer of underlying debt securities that is a reporting company discontinues filing periodic reports with the SEC required under the Exchange Act and the obligations of such related issuer are not correspondingly unconditionally guaranteed or assumed by a reporting company, or (c) the trustee receives written notice that an event of default has occurred and is continuing with respect to any underlying debt securities, then the trustee, within two business days following the date it receives actual knowledge of that downgrade event, non-filing event or default event, will remove such underlying debt securities from the assets of the trust. Within five business days following the removal of underlying debt securities from the assets of the trust, the trustee, subject to the next paragraph, will distribute such underlying debt securities to the holders of the certificates on a pro rata basis.

         If, following a removal event, (1) it would be impracticable for the trustee to distribute the related underlying debt securities to the certificate holders or (2) prior to any distribution of the related underlying debt securities, an individual certificate holder notifies the trustee in writing that it elects to sell its pro rata share of underlying debt securities, then the trustee shall deliver those underlying debt securities to Banc of America Securities LLC, as administrative agent. The administrative agent shall, in the case described in clause (1) above, use its reasonable efforts to sell the entire principal amount of the related underlying debt securities and deliver the gross proceeds received in connection with that sale to the trustee for distribution to all of the certificate holders on a pro rata basis and, in the case described in clause (2) above, use its reasonable efforts to sell each such certificate holder's pro rata share of the related underlying debt securities and deliver the net proceeds received in connection with those sales to the trustee for distribution to the applicable certificate holders. If the trustee cannot distribute underlying debt securities that are to be distributed to certificate holders because of the failure to satisfy the minimum authorized denomination requirements of those underlying debt securities, the trustee will deliver those underlying debt securities to the administrative agent for sale on behalf of the related certificate holders. Upon sale, the administrative agent will promptly deliver the gross proceeds to the trustee for distribution to the applicable certificate holders.

         Any sale of underlying debt securities upon the occurrence of a removal event will be made in accordance with the procedures described below under "-- Sale Procedures."

         Upon the occurrence of any removal event, each certificate holder's aggregate principal balance will be reduced by an amount equal to the pro rata share of the principal amount of the underlying debt securities so removed from the assets of the trust.

Sale Procedures

         In connection with any sale of any underlying debt securities following a removal event, the administrative agent will use its reasonable efforts to sell those underlying debt securities to the highest of not less than three solicited bidders (which bidders may include Banc of America Securities LLC); provided, however, that neither the administrative agent nor any of its affiliates is obligated to bid for those underlying debt securities; and provided, further, that at least three bids must be received from independent financial institutions with invested assets of at least $100 million. In the sole judgment of the administrative agent, bids may be evaluated on the basis of bids for all or a portion of the underlying debt securities to be sold or any other basis selected in good faith by the administrative agent. The administrative agent will be entitled to a fee for its services in connection with any sale of underlying debt securities upon the election of one or more certificate holders following a removal event in an amount equal to the product of (i) the aggregate principal amount of the underlying debt securities sold and (ii) 0.05%.

         No assurance can be given as to whether the administrative agent will be successful in soliciting any bids to purchase the underlying debt securities to be sold following a removal event or as to the price of any such bid relative to the principal amount of those underlying debt securities. See "Risk Factors - If a removal event occurs, then the trustee, upon receipt of actual knowledge of such event, will distribute the related underlying debt securities to certificate holders or, upon election by each individual certificate holder, the trustee will deliver the related underlying debt securities to the administrative agent for sale and, upon receipt of the net proceeds from that sale, the trustee will distribute the net proceeds received from that sale to the electing certificate holders on a pro rata basis. A distribution or sale in these circumstances may result in a loss on your investment in the certificates."

Optional Redemption of Underlying Debt Securities

         Certain of the underlying debt securities will be subject to redemption at the option of the related issuer prior to their stated maturity on o at the redemption price applicable for those underlying debt securities. Except for limited circumstances in which the underlying debt securities of non-U.S. reporting companies may be redeemed at par upon the occurrence of certain tax withholding events, all redemption prices for underlying debt securities that are subject to redemption at the option of the related issuers will include a customary make-whole premium. The trustee shall promptly deliver to the holders of the certificates any notice received by it with respect to the optional redemption of any underlying debt securities.

         Upon any optional redemption of underlying debt securities, the principal and any premium and interest received by the trustee will be allocated to the holders of the certificates, pro rata, in accordance with the outstanding principal balances of their certificates and each certificate holder's aggregate principal balance will be reduced by an amount equal to its pro rata share of the principal amount of the underlying debt securities so redeemed.

Book-Entry Issuance

         The certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No purchaser of any certificate will be entitled to receive a certificate representing such person's interest registered in its name, except as set forth below under "--Definitive Certificates."

         DTC will act as securities depositary for all of the certificates. Any cross-market transfers of certificates will be effected in DTC on behalf of Euroclear or Clearstream Luxembourg, as participants in DTC, in accordance with the rules of DTC. However, such cross-market transfers will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants of Euroclear or Clearstream Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg, as the case may be.

         Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing a beneficial interest in a global certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as applicable) immediately following the DTC settlement date. Credit of such transfer of a beneficial interest in a global certificate settled during such processing day will be reported to the applicable Euroclear or Clearstream Luxembourg participant on that day. Cash received in Euroclear or Clearstream Luxembourg as a result of a transfer of a beneficial interest in a global certificate by or through a Euroclear or Clearstream Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the applicable Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in DTC.

DTC, Euroclear and Clearstream Luxembourg

         The information set out below in connection with DTC, Euroclear and Clearstream Luxembourg is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect. The information about each of them set forth below has been obtained from sources that the depositor believes to be reliable, but neither the depositor nor the underwriter takes any responsibility for the accuracy or completeness of the information. Neither the depositor nor the underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the certificates held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, Euroclear and Clearstream Luxembourg have agreed to the following procedures described in this section, in order to facilitate transfers of interests in the certificates among participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the depositor nor the underwriter assumes any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         DTC, Euroclear and Clearstream Luxembourg have advised the depositor as follows:

         DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and may in the future include certain other organizations ("DTC participants"). Indirect access to the DTC system is also available to other such banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly ("indirect DTC participants"). DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, and rules applicable to DTC and its participants are on file with the SEC.

         Transfers of ownership or other interests in the certificates in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. DTC has no knowledge of the actual beneficial owners of the certificates. DTC's records reflect only the identity of the DTC participants to whose accounts the certificates are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the certificates to their customers.

         So long as DTC, or its nominee, is the holder of a global certificate, distributions on a global certificate will be made in immediately available funds to DTC. DTC's practice is to credit DTC participants' accounts on the applicable payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC participants and not of DTC or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the trustee. Disbursement of payments to DTC participants will be DTC's responsibility and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

         Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the global certificates will hold their interests through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests in a global certificate to pledge their interests to persons or entities that do not participate in DTC, or otherwise take actions with respect to their interests, may be limited.

         Ownership of interests in the global certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities which they own. Consequently, the ability to transfer beneficial interests in the global certificates is limited to such extent.

         Delivery of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

         Upon the occurrence of a removal event or the optional redemption of any underlying debt securities, notices will be sent to Cede & Co. If less than all of the principal balance of a global certificate is affected, DTC's practice is to determine by lot the amount of the interest of each DTC participant in that global certificate to be reduced.

         According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants (as defined below) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./N.V. (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the "cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter or its affiliates ("Euroclear participants"). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Euroclear terms and conditions"). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear operator and by Euroclear.

         Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for Clearstream Luxembourg participants (as defined below) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter or its affiliates ("Clearstream Luxembourg participants"). Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

         Distributions with respect to certificates held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Definitive Certificates

         The certificates represented by a global certificate will be exchangeable for definitive certificates if (a) DTC notifies the depositor that it is unwilling or unable to continue as depositary for the global certificates or the depositor determines that DTC is unable to continue as depositary, and the depositor thereupon fails to appoint a successor depositary to DTC within 60 calendar days or (b) the depositor, in its sole discretion, at any time determines not to have certificates represented by global certificates. Any certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in such names as DTC shall direct.

Trading

         Except for trades involving Euroclear and Clearstream Luxembourg participants, beneficial interests in the certificates will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the certificates will therefore settle in immediately available funds, subject in all cases to the rules and operating procedures of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in immediately available funds, while transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

         The certificates will be issued pursuant to the trust agreement. The following summary of certain provisions of the trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the trust agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

         The Bank of New York, a New York corporation, or any successor trustee, will act as trustee for holders of the certificates pursuant to the trust agreement. The trustee's offices are located at 5 Penn Plaza, 13th Floor, New York, New York 10001 and its telephone number is (212) 896-7126.

         The trustee will be entitled to receive a fee for its services as trustee for holders of the certificates. In addition, the trustee will incur legal, accounting, rating agency and other expenses from time to time on behalf of the trust. On each interest distribution date, the trustee will designate as trust expenses an amount equal to the product of (i) the aggregate principal balance of the outstanding certificates on the business day immediately preceding that interest distribution date and (ii) o%. In the event that actual trust expenses exceed the amounts designated as trust expenses by the trustee in accordance with the preceding sentence, certain excess trust expenses shall be paid by the depositor, which amounts shall be reimbursed by Bank of America Corporation, the indirect parent of the depositor. Trust expenses payable by certificate holders will be allocated on a pro rata basis among certificate holders and deducted from each certificate holder's allocable share of interest collections received by the trustee on the applicable interest distribution date.

         The trustee may resign or may be removed by the depositor at any time, in which event the depositor will be obligated to appoint a successor trustee. Any successor trustee must be a bank or trust company organized, in good standing, doing business, and authorized to exercise corporate trust powers, under the laws of the United States or any state thereof, have combined capital and surplus of at least $50,000,000, and be subject to supervision or examination by U.S. federal or state banking authorities. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor trustee.

         The trust agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (a) that constitutes a specific liability of the trustee under the trust agreement or (b) incurred by reason of willful misconduct, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach or reckless disregard of the trustee's obligations and duties under the trust agreement.

Administrative Agent

         Pursuant to the trust agreement, the administrative agent shall act on behalf of the trust in connection with the sale of underlying debt securities following a removal event and shall be required to perform only those duties that are specifically applicable to it as set forth in the trust agreement.

         The trust agreement will provide that the administrative agent will have no liability to holders of the certificates for any act or omission except as a result of its willful misconduct, bad faith or gross negligence. The administrative agent may assign any and all of its duties, obligations and rights as administrative agent under the trust agreement to any of its affiliates. The administrative agent may resign or be removed by the depositor at any time, in which event the depositor will be obligated to appoint a successor administrative agent.

Voting Rights of the Certificates

         The voting rights of the certificates will be allocated among the holders of the certificates in proportion to the principal balance of their then outstanding certificates held on any date of determination.

Amendment

         The trust agreement may be amended by the depositor and the trustee, without notice to or consent of the certificate holders, for specified purposes, including:

          o    to cure any ambiguity in the trust agreement,

          o to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision therein,

          o to add to the covenants, restrictions or obligations of the depositor for the benefit of the certificate holders,

          o to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement so long as (a) any such addition, change or elimination would not, as evidenced by an opinion of counsel, (1) require the trust to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), (2) cause the trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the trust for U.S. federal income tax purposes or (3) result in a sale or exchange of any certificate for tax purposes and
               (b) the trustee has received written confirmation from each rating agency then rating the certificates that such addition, change or elimination would not cause such rating agency to downgrade or withdraw its then current rating,

          o to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), or

          o to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee.

         Without limiting the generality of the foregoing, the trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of a majority in aggregate principal balance of the then outstanding certificates for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of the holders of certificates; provided, however, that the consent of the holders of all of the outstanding certificates shall be required in the event any such amendment would:

          o alter the pass-through nature of any payments received with respect to the underlying debt securities or the amount or timing of their distribution to certificate holders,

          o reduce the principal balance of the certificates except upon payment on the final scheduled distribution date or upon the occurrence of a removal event or the optional redemption of underlying debt securities,

          o result in a downgrade or withdrawal by S&P, Moody's or Fitch of its then current rating of the certificates,

          o    require the trust to be registered under the Investment Company
               Act,

          o cause the trust to be taxed as an association or a publicly traded partnership taxable as a corporation or otherwise alter the characterization of the trust for U.S. federal income tax purposes,

          o result in a sale or exchange of any certificate for tax purposes, or

          o reduce the aforesaid percentages required for the consent to any amendment with the consent of the holders of the certificates.

Voting of Underlying Debt Securities

         The trustee, as holder of the underlying debt securities, has the right to vote and give consents and waivers with respect to the underlying debt securities, but will do so only if and as directed in writing by holders of the outstanding certificates. In the absence of any written direction from the holders of certificates, the trustee shall not exercise any voting, consent or waiver rights with respect to the underlying debt securities.

         The holders of a majority in aggregate principal balance of the then outstanding certificates will have the right to direct any proceeding for any remedy with respect to any underlying debt security available to the trustee as holder of that underlying debt security. Such holders also have the right to direct the trustee to direct any proceeding for any remedy available to the applicable indenture trustee.

         Notwithstanding anything to the contrary contained herein, upon request of any certificate holder, the trustee, on behalf of that certificate holder, shall enforce any of its rights under U.S. federal or state securities laws as the purchaser of underlying debt securities from the related issuers. See also "-- Assignment of Claims." Accordingly, the trustee's enforcement of these rights will be pursued for each certificate holder upon its request, and the action pursued by the trustee as requested by any certificate holder may differ from that pursued by the trustee as requested by any other certificate holder.

         The trustee is required to notify all holders of the certificates of any notice of default received from the related indenture trustee or other agent of the related issuer with respect to any underlying debt security.

Meetings of Holders

         Holders of the certificates may take any action at a separate meeting of holders of certificates convened for that purpose or by written consent. The trustee will mail to each holder of certificates a notice of any meeting at which holders are entitled to take any action or notice of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

          o the date of the meeting or the date by which the action is to be taken;

          o a description of any resolution proposed for adoption at the meeting in which holders are entitled to take any action or of the matter upon which written consent is sought; and

          o    instructions for the delivery of proxies or consents.

Assignment of Claims

         In connection with the offering of the certificates, each certificate holder will receive a copy of a prospectus, in the case of a reporting company, or a comparable offering document, in the case of an exempted company, relating to the underlying debt securities of each related issuer. Each related issuer has acknowledged that its prospectus or comparable offering document will be delivered to the certificate holders. Under the trust agreement, the trustee, as purchaser of the underlying debt securities, has assigned its rights under the U.S. federal and state securities laws with respect to its purchase of the underlying debt securities to the certificate holders. Each related issuer of underlying debt securities has acknowledged the existence of such assignment and agreed not to contest its enforceability.

Replacement Certificates

         If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in The City of New York, upon payment by the holder of such expenses as may be reasonably incurred by the trustee in connection with such replacement and the furnishing of such evidence and indemnity as such trustee may reasonably require. Mutilated certificates must be surrendered before new certificates will be issued.

Termination of Trust

         The trust will terminate upon the final distribution to certificate holders of all amounts due under the underlying debt securities by the related issuers.

Governing Law

         The certificates and the trust agreement will each be governed by, and construed in accordance with, the laws of the State of New York.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes certain of the material U.S. federal income tax consequences of the ownership and disposition of the certificates and is based on the Code, the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to the trust, subject to the qualifications set forth in this prospectus. This summary does not purport to address the U.S. federal income tax consequences either to special classes of taxpayers (such as banks, other financial institutions, insurance companies, mutual funds, broker-dealers, tax-exempt organizations and persons that hold the certificates as part of a straddle, hedging or conversion transaction) or to taxpayers that hold interests in the trust through other persons (such as stockholders, partners, or trust beneficiaries). This summary assumes that the certificates will be held by the holders thereof as capital assets as defined in the Code and, except as discussed in "--Possible Alternative Treatment of the Underlying Debt Securities and Certificate Holders" in this prospectus, describes the consequences of certificates that represent an interest in securities that are properly characterized as debt for U.S. federal income tax purposes. The discussion is generally limited to the initial investors in the certificates. No information is provided in this prospectus with respect to any foreign, state or local tax consequences of the ownership and disposition of the certificates or any U.S. federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Certificate Holders" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (as defined below).

         Prospective investors are urged to consult their own tax advisors with regard to the U.S. federal tax consequences of purchasing, holding and disposing of the certificates in their own particular circumstances, as well as the tax consequences arising under the U.S. federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which the prospective investors may be subject.

         For purposes of this discussion, "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, a trust that has elected to be treated as a "domestic trust" or a partnership to the extent the interests therein are beneficially owned by any of the persons described in this sentence. A "Non-U.S. Certificate Holder" means a person other than U.S. Holders and holders subject to rules applicable to former citizens and residents of the United States.

Tax Status of Trust

         In the opinion of Sidley Austin Brown & Wood LLP ("U.S. Federal Tax Counsel"), the trust will not be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The trustee intends to take the position that the trust will constitute a grantor trust for U.S. federal income tax purposes. Accordingly, the trust will not be subject to U.S. federal income tax and each certificate holder will be subject to U.S. federal income taxation as if it owned directly the portion of the underlying debt securities allocable to such certificates, and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the trust. No assurance can be given that the Service will agree with the foregoing characterization of the trust or that if challenged such a characterization will prevail.

         For example, if the trust were to be classified as a tax partnership instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying debt securities by the trust would be allocated to the certificate holders as the partners in such a tax partnership according to their respective interests in such trust. The amount of income reportable by the certificate holders as partners in such a tax partnership could differ from that reportable by the certificate holders as holders of interests in a grantor trust. A cash basis certificate holder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust.

As a result, the certificate holder might be taxed on an amount of income greater than the amount of interest received on the certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificate holders. Certificate holders should consult their own tax advisors regarding the effect upon them that any re-characterization may have.

         Because the trustee will treat the trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust such as the one discussed above.

         The following discussion assumes that the trust is, and the certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

Income of U.S. Certificate Holders

         Interest Income and Original Issue Discount. The certificates represent interests in 100% of the liquidation amount of the underlying debt securities and 100% of the distributions payable on the underlying debt securities. Assuming the underlying debt securities are purchased at par and subject to the discussion in the paragraph below, the trust intends to take the position that the certificates do not represent an interest in securities having original issue discount. Based upon the foregoing and assuming the certificates are purchased at par, it is reasonable for each holder to report on its U.S. federal income tax return, in a manner consistent with its method of tax accounting, its share of the distribution income earned by the trust with respect to the underlying debt securities, including any prepayment premium attributable to the redemption of an underlying debt security by the related issuer of such underlying debt security.

         Market Discount. To the extent that a holder is deemed to have purchased its pro rata undivided interest in an underlying debt security at a discount (i.e., the purchase price of a certificate allocable to the underlying debt security is less than either (a) the security's stated redemption price or, (b) in a case where the underlying debt security has been issued with original issue discount, its adjusted issue price and such discount is more than a de minimis amount, the holder will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying debt security (and hence, the certificates) as interest income to the extent of the market discount that accrued while that certificate holder held the certificate. Market discount is considered to be de minimis if it is less than one-quarter of one percent of the underlying debt security's stated redemption price multiplied by the number of complete years to maturity remaining after the holder acquired the certificate. Alternatively, instead of including market discount when principal payments are made, when the bond is sold or redeemed, etc., a U.S. Holder may elect to include market discount in income on a current basis. A U.S. Holder of a certificate that defers rather than currently includes market discount may be required to also defer the deduction for a portion of the interest on any indebtedness incurred or continued to purchase or carry the certificate, until the deferred income is realized.

         Bond Premium. To the extent a holder is deemed to have purchased its pro rata undivided interest in an underlying debt security at a premium (i.e., the purchase price of a certificate allocable to an underlying debt security exceeds the total amount payable on the underlying debt security other than qualified stated interest), such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate holder's basis) under a constant yield method over the term of the underlying debt security provided an election under Section 171 of the Code is made or was previously in effect. Because such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter, the U.S. Holder should consult its own tax advisor before making the election.

Deductibility of Trust's Fees and Expenses

         In computing its U.S. federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for such holder's share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or Exchange by Holders

         If a certificate is sold or exchanged for a different security, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or redemption and the holder's adjusted basis in the certificate. A holder's adjusted basis in a certificate will equal (a) the holder's cost, increased by any unpaid original issue discount and market discount includible in income with respect to the certificate prior to its sale, and (b) reduced by principal payments, if any, previously received with respect to the certificate and any bond premium amortization previously applied to offset interest income. Except to the extent that the amount realized from disposing of a certificate represents payment for qualified stated interest that has been accrued but not yet taken into income, the gain or loss recognized on the sale, exchange or redemption of a certificate will generally be capital gain or loss if the certificate was held as a capital asset.

Removal of Underlying Debt Securities

         The removal of the underlying debt securities from the trust and corresponding distribution of such underlying securities to the certificate holders on a pro rata basis upon the occurrence of a removal event will not in and of itself result in gain or loss to the certificate holders. However, a certificate holder will have gain or loss to the extent that any part of its share in any removed underlying debt securities is sold by the administrative agent.

Non-U.S. Certificate Holders

         A Non-U.S. Certificate Holder who is an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the certificates on its own behalf generally will not be subject to U.S. federal income taxes on payments of principal, premium, interest, market discount or original issue discount on a certificate, unless such Non-U.S. Certificate Holder is a direct or indirect 10% or greater shareholder of any issuer of an underlying debt security, a controlled foreign corporation related to any issuer of an underlying debt security or an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

          o is signed under penalties of perjury by the beneficial owner of the certificate,

          o    certifies that such owner is not a U.S. Holder, and

          o    provides the beneficial owner's name and address.

A "Withholding Agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificate Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Certificate Holder who is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         A Non-U.S. Certificate Holder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder were a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a Non-U.S. Certificate Holder will not be subject to U.S. federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless such Non-U.S. Certificate Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Certificate Holder should consult its tax advisor in this regard.

         The certificates will not be includible in the estate of a Non-U.S. Certificate Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of any related issuer of underlying debt securities or,
(b) at the time of such individual's death, payments with respect to any of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

         Backup withholding of U.S. federal income tax may apply to payments made with respect to a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made with respect to a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Certificate Holder who is not an exempt recipient.

         In addition, upon the sale of a certificate to (or through) a "broker," the broker must backup withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificate Holder certifies that the seller is not a U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met).

         Any amounts withheld under the backup withholding rules from a payment to a certificate holder would be allowed as a refund or a credit against such certificate holder's U.S. federal income tax, provided that the required information is furnished to the Service.

State and Local Tax Considerations

         Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

                         CERTAIN ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA and on collective investment funds, separate accounts and certain other entities in which such plans are invested, including insurance company separate and general accounts (all of which are referred to herein as "ERISA Plans"), and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to such ERISA Plans. The Code also imposes certain requirements on ERISA Plans and on other retirement plans and arrangements that are not subject to ERISA, such as individual retirement accounts and Keogh plans (such ERISA Plans and other plans and arrangements are referred to herein as "Plans").

         Before proceeding with an investment in certificates on behalf of a Plan, the person with investment discretion on behalf of the Plan (the "Plan Fiduciary") should review with its legal advisors whether the purchase or holding of certificates would be a suitable investment for the Plan. The following discussion is not intended to be exhaustive, but illustrative of some of the legal issues which may be of concern to a Plan Fiduciary considering an investment in certificates on behalf of a Plan. Because of the many factual patterns which may develop in connection with the purchase or holding of certificates, independent advice should be sought regarding each Plan's particular situation.

ERISA's Fiduciary Standards

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the certificates, including the role that an investment in the certificates plays in the ERISA Plans' investment portfolio. Each Plan Fiduciary of an ERISA Plan, before deciding to invest in the certificates, must be satisfied that investment in the certificates is a prudent investment for the ERISA Plan, that the investments of the ERISA Plan, including the investment in the certificates, are diversified so as to minimize the risk of large losses and that an investment in the certificates complies with the ERISA Plan and related trust documents.

Prohibited Transaction Rules

         Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in a broad range of transactions with persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a non-exempt prohibited transaction may be subject to an excise tax under ERISA or the Code. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons and certain other liabilities could result that have a significant adverse effect on such persons.

         An investment in certificates by a Plan might result in the underlying debt securities or other assets of the trust being deemed to constitute assets of such Plan, which in turn would mean that such assets, and certain underlying aspects of such investment, including the operation of the trust, would be subject to the prohibited transaction rules of ERISA and
Section 4975 of the Code. In addition, it might also mean that the Plan Fiduciary deciding to invest in the certificates may have delegated fiduciary responsibility to the trustee. Under regulations issued by the U.S. Department of Labor (the "Plan Asset Regulations"), the assets of the trust would be treated as assets of a Plan that acquires certificates unless one of the exceptions contained in the Plan Assets Regulations is applicable. No assurance can be given as to whether any of the exceptions set forth in the Plan Asset Regulations will apply to the trust and, thus, an acquisition of certificates by one or more Plans could result in the trust's assets being treated as assets of such Plan investors. For example, under the Plan Asset Regulations, the assets of the trust would not be considered assets of a Plan if the certificates constitute "publicly offered securities." For this purpose, a publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year. Although it is anticipated that the certificates will satisfy the requirements set forth in clauses (a) and (b), above, the number of independent investors will not be monitored and no assurance can be given that the actual number will equal or exceed 100. Under the Plan Asset Regulations, the assets of the trust also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors." For this purpose, benefit plan investors are defined to include Plans as well as other types of employee benefit plans that are not subject to ERISA or Section 4975 of the Code (for example, governmental plans and foreign plans). Neither the initial sales of the certificates nor any subsequent transfers thereof will be monitored to comply with the 25% limit described above.

         The trust has been structured with the intention that, in the event the trust's assets were treated as assets of any Plan, the operations of the trust, and functions of the trustee, will be restricted to limit the exercise of discretion on the part of the trustee, in order to minimize the potential for prohibited transactions. Nevertheless, each Plan Fiduciary contemplating an investment in the certificates should consult with its legal advisors and review all of the terms of the trust agreement and the underlying debt securities. In addition, Plan Fiduciaries cannot purchase certificates on behalf of a Plan unless an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to the purchase, holding and disposition of the certificates and to the underlying transactions of the trust. For example, certain exemptions may apply if the Plan Fiduciary is a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption ("PTE") 84-14 and PTE 96-23, respectively), and the other conditions to the applicability of PTE 84-14 or PTE 96-23 are satisfied with respect to the purchase, continued holding and disposition of the certificates as well as to the underlying transactions of the trust. Alternatively, other exemptions may apply if the Plan is an insurance company separate or general account or a bank collective investment fund and the conditions to the applicability of PTE 90-1 (for insurance company pooled separate accounts), PTE 95-60 (for insurance company general accounts) or PTE 91-38 (for bank collective funds) are satisfied such that one of those PTEs applies to the purchase, continued holding and disposition of the certificates, as well as to the underlying transactions of the trust.

         Each Plan Fiduciary must be sure that any applicable exemption applies not only to the purchase, holding and disposition of the certificates, but also to the underlying transactions of the trust. In this regard, there can be no assurance that even if the conditions specified in one or more of the PTEs are met that the scope of the relief provided by such PTEs covers all acts which might be construed as prohibited transactions. Accordingly, each Plan Fiduciary who purchases a certificate on behalf of a Plan will be deemed to represent that either (i) the Plan is so represented in this regard by a QPAM or INHAM and will be so represented for so long as such Plan holds a certificate, and that the other conditions of PTE 84-14 or PTE 96-23 are and will at all times be satisfied, (ii) the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied or
(iii) the conditions of another applicable exemption are and will at all times be satisfied, such that in the case of either (i), (ii) or (iii), the applicable exemption applies to the purchase, continued holding and disposition of the certificates, as well as to the underlying transactions of the trust.

         Nevertheless, certificates generally should not be purchased by a Plan if the trustee, depositor, underwriter, related issuers or any of their respective affiliates either (a) has investment discretion with respect to the investment of such Plan's assets, or (b) regularly gives investment advice with respect to such Plan's assets for a fee, pursuant to an understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan's assets and that such advice will be based on the particular investment needs of the Plan. In addition, and regardless of the applicability of any of the PTEs described above, a prohibited transaction may still occur under ERISA or the Code where there are circumstances indicating that (1) the investment in certificates is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment constitutes an arrangement under which it is expected that the trust will engage in transactions which would otherwise be prohibited if entered into directly by the Plan purchasing the certificates, (3) the Plan, by itself, has the authority or influence to cause the trust to engage in such transactions, or (4) the Party in Interest may, but only with the aid of the Plan, cause the trust to engage in transactions with the Party in Interest.

Governmental Plans and other Exempt Plans

         Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under Section 503 the Code, which prohibitions operate similar to the above-described prohibited transaction rules. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

         No view is expressed whether an investment in certificates (and any continued holding of the certificates), or the operation and administration of the trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local, or other law respecting such plan.

         THE SALE OF CERTIFICATES TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE TRUSTEE, THE DEPOSITOR, THE UNDERWRITER, THE RELATED ISSUERS, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CERTIFICATES THAT SUCH INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN FIDUCIARY THAT PROPOSES TO CAUSE A PLAN TO PURCHASE THE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA AND THE CODE TO SUCH INVESTMENT AND WHETHER ANY EXEMPTION WOULD BE APPLICABLE AND DETERMINE ON ITS OWN WHETHER ALL CONDITIONS OF SUCH EXEMPTION OR EXEMPTIONS HAVE BEEN SATISFIED.

                                 UNDERWRITING

         The depositor, on behalf of the trust, intends to offer the certificates to the underwriter for resale to investors. Subject to the terms and conditions set forth in the underwriting agreement between the depositor and the underwriter, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from depositor, the entire aggregate principal balance of the certificates.

         The underwriter has agreed to purchase all the certificates being sold pursuant to the underwriting agreement if any of the certificates are purchased. The underwriter has advised the trust that it proposes initially to offer the certificates at the price to public listed on the cover page of this prospectus.

         The underwriter is offering the certificates, subject to prior sale, when, as and if issued to and accepted by it, subject to the approval of certain legal matters by its counsel, including the validity of the certificates, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

         Banc of America Securities LLC is an affiliate of the depositor and is acting as administrative agent on behalf of the trustee.

Expenses

         The expenses of this offering are estimated to be approximately $o and are payable by the depositor, as reimbursed by Bank of America Corporation.

Price Stabilization and Short Positions

         In connection with this offering, the underwriter may engage in transactions that stabilize the market price of the certificates. Such transactions consist of bids or purchases to peg, fix or maintain the price of the certificates. If the underwriter creates a short position in the certificates in connection with this offering, i.e., if it sells more certificates than are listed on the cover page of this prospectus, the underwriter may reduce that short position by purchasing certificates in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

New Issue of Securities

         The certificates are a new issue of securities and, accordingly, prior to this offering, there was no market for the certificates. Although application has been made to list the certificates on Irish Stock Exchange, there can be no assurance that any listing will be granted. In addition, there can be no assurance that any trading market for the certificates will develop or be liquid or maintained. The underwriter has indicated that it intends to make a market in the certificates, but it is under no obligation to do so and such market-making activity could be discontinued at any time, without notice, at its sole discretion.

UK Selling Restrictions

         The underwriter has represented and agreed that (a) it has not offered or sold and, prior to the expiration of the period of six months from the issue date of the certificates, will not offer or sell any certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995, (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any certificates in circumstances which section 21(1) of the FSMA does not apply to the depositor, and (c) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                        LISTING AND GENERAL INFORMATION

     1. Application will be made to list the certificates on the Irish Stock Exchange. There can be no assurance that such listing will be granted.

     2. This prospectus, the trust agreement, the administration agreement and the underwriting agreement (collectively, the "Material Contracts") will be filed with o pursuant to o.

     3. For 14 days following the date of this prospectus, copies of the Material Contracts will be available for inspection and will be obtainable at the offices of o (in such capacity, the "Listing Agent") in o, the offices of o, the Irish Paying Agent, in o and in the registered office of the depositor, and copies thereof may be obtained upon request.

     4. Copies of the limited liability company agreement of the depositor and the consent of the board of managers of the depositor authorizing the issuance of the certificates pursuant to the trust agreement will be available for inspection at the office of the trustee.

     5. The depositor represents that there has been no material adverse change in the financial position of the trust since its date of creation.

     6. The depositor represents that the trust is not involved in any litigation or arbitration proceedings relating to claims in amounts which may have or have had a significant effect on the trust, nor, so far as the trust is aware, is any such litigation or arbitration involving it pending or threatened.

     7. As of the issue date, the issuance of the certificates will have been authorized by the board of managers of the depositor by a consent executed on or about o. Since its formation, the depositor has not engaged in any activities except for the activities described herein relating to the issuance of the certificates.

     8. The certificates will be assigned CUSIP number o, ISIN US o and Common Code number o.

                                    RATINGS

         Upon issuance, the certificates are expected to be rated "o" by Moody's, "o" by S&P and "o" by Fitch. A rating of the certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances (including ratings of the underlying debt securities) in the future so warrant.

                                 LEGAL MATTERS

         Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

                      WHERE YOU CAN FIND MORE INFORMATION

         The depositor has filed with the SEC a registration statement under the Securities Act relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information, including forms of some of the agreements discussed in this prospectus.

         The trustee, on behalf of the depositor, will file or cause to be filed with the SEC periodic reports as may be required under the Exchange Act, and the rules and regulations of the SEC.

         You may read and copy any notices, reports, statements or other information the trustee files or causes to be filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Public filings may also be obtained from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

                                      $o

                       Core Investment Grade Bond Trust

                   Pass-Through Certificates, Series 2002-1




                                --------------

                                  Prospectus

                                --------------



                        Banc of America Securities LLC


                                    o, 2002

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. .........Other Expenses of Issuance and Distribution.

         Expenses in connection with the offering of the certificates being registered hereunder, other than underwriting discounts and commissions are estimated as follows:


       SEC Registration Fee........................       $92.00
       Printing and Engraving......................           $*
       Legal Fees and Expenses.....................           $*
       Trustee Fees and Expenses...................           $*
       Rating Agency Fees..........................           $*
       Blue Sky Fees and Expenses..................           $*
       Miscellaneous...............................           $*
                                                     --------------
                                                     --------------
       Total.......................................           $*
                                                     ==============
--------------
   *   To be provided by amendment

Item 15.          Indemnification of Directors and Officers.

        The depositor's organizational documents do not provide for indemnification of directors and officers of the depositor. However, directors' and officers' liability insurance of Bank of America Corporation and NationsBanc Montgomery Holdings Corporation, as the sole member of the depositor, provides coverage for some liabilities and expenses incurred by the depositor's directors and officers.

Item 16.          Exhibits and Financial Statement Schedules

         (a) Exhibits

1.1      Form of Underwriting Agreement*
4.1      Form of Trust Agreement, with form of Certificate attached thereto
5.1      Opinion of Sidley Austin Brown & Wood LLP
23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 hereto)
24.1     Power of Attorney (included on Signature Page)

--------------
      *  To be provided by amendment

         (b) Financial Statement Schedules

                  Not Applicable

Item 17.          Undertakings.

     A. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ( the "Exchange Act"), (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     C. The undersigned registrant hereby undertakes that:

          (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 EXHIBIT INDEX

Exhibit No.       Description

         1.1      Form of Underwriting Agreement*

         4.1 Form of Trust Agreement, with form of Certificate attached thereto

         5.1      Opinion of Sidley Austin Brown & Wood LLP

         23.1     Consent of Sidley Austin Brown & Wood LLP (included in
                  Exhibit 5.1 hereto)

         24.1     Power of Attorney (included on Signature Page)

* To be filed by amendment.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, North Carolina, on the 9th day of July, 2002.





                           CORE BOND PRODUCTS LLC



                           By:         /s/ Corey B. Pinkston
                               -------------------------------------
                             Name:  Corey B. Pinkston
                             Title: President and Principal Executive Officer

Exhibit 24.1

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Corey B. Pinkston and David James Walker, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the offering contemplated hereunder that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons for Core Bond Products LLC in the capacities indicated, on the 9th day of July, 2002.



        Signature                             Title                    Date
        ---------                             -----                    ----
  /s/ James R. Stenson                 Chairman and Manager        July 9, 2002

 /s/ Corey B. Pinkston                 President, Principal        July 9, 2002
                                  Executive Officer and Manager

 /s/ David James Walker             Senior Vice President,         July 9, 2002
                                         and Manager

   /s/ George C. Carp              Principal Financial Officer     July 9, 2002
                                          and Manager

/s/ Stephen K. Stegemeyer                    Manager               July 9, 2002